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                                                                 EXHIBIT 10.2.11

                      SEPARATION AGREEMENT & MUTUAL RELEASE

         This Separation Agreement and Release of Claims (the "Agreement") is entered into by and between Cynthia Pevehouse ("Pevehouse") and Ask Jeeves, Inc. (the "Company"), each a "Party" and collectively the "Parties."

                                    RECITALS

         WHEREAS, Pevehouse has been employed by the Company as its General Counsel commencing on January 24, 2000;

         WHEREAS, Pevehouse's employment with the Company shall terminate effective December 31, 2002 (the "Termination Date");

         WHEREAS, the Parties wish to enter into an agreement to clarify and resolve any disputes that may exist between them arising out of the employment relationship and its termination, and any continuing obligations of the Parties to one another following the end of the employment relationship;

         NOW, THEREFORE, for and in consideration of the promises and undertakings described below, the Parties agree as follows:

                                    AGREEMENT

         1. Payment of Salary. The Company shall continue to provide Pevehouse her base salary and benefits through the Termination Date.

         2. Severance. In consideration of the promises and covenants contained herein, and provided Pevehouse executes and does not revoke this Agreement, the Company agrees to provide Pevehouse the following compensation and benefits: (i) a lump sum payment of one hundred thousand dollars ($100,000), less any applicable deductions and withholdings, which is equivalent to six (6) months of Pevehouse's current base salary, payable on the later of the Effective Date (as defined in Section 11 herein) or the Termination Date; (ii) a lump sum payment of thirty thousand dollars ($30,000), less any applicable deductions and withholdings, which is equivalent to fifty percent (50%) of Pevehouse's target bonus for fiscal year 2002, payable on the later of the Effective Date or the Termination Date; (iii) reasonable customary outplacement assistance for up to
(6) months following the Termination Date; (iv) immediate vesting in an additional number of shares under Pevehouse's Spring 2002 Focal Review Option, as if she had performed six (6) additional months of service to the Company immediately following the Termination Date; and (v) if Pevehouse elects to continue her health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") following the termination of her employment, then the Company shall pay Pevehouse's monthly premium under COBRA until the earlier of: (a) six (6) months following the Termination Date,
(b) the first date that she is covered under another employer's health benefit program without exclusion for any pre-existing medical condition, or (c) the end of her statutory entitlement to health care coverage pursuant to COBRA.

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         3.       Assistance following Termination. Following the Termination
Date and through March 31, 2003, Pevehouse agrees to remain available to assist the Company, up to a maximum of four (4) hours per month, in such reasonable tasks as shall be assigned to her by the Company. Pevehouse will be paid an hourly rate of one hundred dollars ($100) for such assistance, and shall function as in independent contractor. No employment relationship shall exist between the Parties following the Termination Date. The Company shall issue an IRS Form 1099 for its payments to Pevehouse made pursuant to this Section. In addition, aside from her monthly obligation to the Company, Pevehouse agrees to provide information for, and reasonably assist the Company in the preparation of, Securities and Exchange Commission filings concerning the period in which Pevehouse was employed with the Company. The Company has provided Pevehouse with a memorandum, attached hereto as Exhibit A, regarding certain continuing obligations she has under federal securities laws.

         4. Stock. The Parties agree that for purposes of determining the number of shares of the Company's common stock which Pevehouse is entitled to purchase from the Company pursuant to the exercise of outstanding options, Pevehouse will be considered to have vested only up to the Termination Date, except as noted in Section 2(iv). The exercise of any stock options shall continue to be subject to the terms and conditions of the Company's 1999 Equity Incentive Plan (the "Option Plan"), as well as any stock option or stock purchase agreements entered into between Pevehouse and the Company (together the "Stock Agreements").

         5. Confidential Information. Pevehouse hereby acknowledges and agrees that she is bound by and has continuing obligations under the Confidentiality of Information and Inventions Agreement, attached hereto as Exhibit B.

         6. Cessation of Benefits. Pevehouse's participation in all of the Company's benefits and incidents of employment shall cease on the Termination Date, except as noted in Section 2 herein.

         7. Release by Pevehouse. In consideration of the benefits provided to Pevehouse under Section 2 herein, Pevehouse fully and forever releases, waives, discharges (and promises not to sue or otherwise institute or cause to be instituted) any legal or administrative proceedings against the Company, and any of its officers, directors, attorneys, insurers, shareholders, predecessors, successors, affiliated or related companies, agents, current and former employees, representatives, attorneys and other agents, and assignees thereof, with respect to any and all liabilities, claims, demands, contracts, debts, obligations and causes of action of any nature, kind, and description, whether in law, equity or otherwise, whether or not now known or ascertained, which currently do or may exist, including without limitation any matter, cause or claim arising out of or related to or connected with Pevehouse's hire, employment with the Company or its predecessor, or the termination therefrom, as well as any act or omission by the Company, and any of its officers, directors, attorneys, insurers, shareholders, predecessors, successors, affiliated or related companies, agents, employees, and assignees thereof, occurring on or before the date of this Agreement. Such liabilities, claims, demands, contracts, debts, obligations and causes of action, include but are not limited to any claims for unpaid or late wages, severance, stock options, retirement, pension benefits, or other benefits, penalties, breach of contract, breach of the covenant of good faith and fair dealing, infliction of emotional distress, misrepresentation, fraud, claims under Title VII of the Civil Rights Act, under the California Fair Employment and Housing Act, under the Employment Retirement Income and Security Act, under the California Labor Code, and under any other statutory or common law claim relating to

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employment, and any act or omission by the Company occurring on or before the date of this Agreement except any claims for: (1) benefit rights (if any) that may in the future be denied regarding benefits she claims vested under a Company benefit plan (401(k) or related retirement plan) on or prior to the Termination Date, (2) rights under California Labor Code section 2802, (3) workers' compensation insurance benefits, and (4) indemnification (if available) pursuant to the Company's certificate or incorporation or bylaws, the Company's indemnification agreement with Pevehouse, or any insurance policy maintained by the Company with respect to, and for the benefit of, Pevehouse as an officer or employee (or former officer or employee) of the Company or any of its subsidiaries (including directors' and officers' liability insurance, errors and omissions insurance and other similar insurance, if any), it being understood and agreed that nothing herein shall require the Company to purchase or maintain any such insurance or limit the Company's rights to amend its certificate of incorporation and bylaws in accordance with, and subject to the limitations of, applicable law.

         8. Release by the Company. The Company fully and forever releases, waives, discharges (and promises not to sue or otherwise institute or cause to be instituted) any legal or administrative proceedings against either Pevehouse or any of her heirs, executors, administrators, representatives, attorneys and other agents, with respect to any and all liabilities, claims, demands, contracts, debts, obligations and causes of action of any nature, kind, and description, whether in law, equity or otherwise, whether or not now known or ascertained, which currently do or may exist, including without limitation any matter, cause or claim arising out of or related to or connected to her employment with the Company and with any predecessor thereof, and any act or omission by Pevehouse occurring on or before the date of this Agreement except for any claim against Pevehouse for fraud, misappropriation of the Company's property or assets; willful misconduct in connection with a communication to any government agency or entity; any breach by Pevehouse of her fiduciary duties, or a breach of the Confidentiality of Information and Inventions Agreement.

         9. Waiver: Civil Code Section 1542. The Parties represent that they are not aware of any claim other than the claims that are released by this Agreement. The Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The Parties being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other federal or state statute or common law principles of similar effect.

         10. ADEA Release and Waiver. Pevehouse acknowledges that she is waiving and releasing any rights she may have under Age Discrimination in Employment Act (ADEA), as amended, and that the waiver and release of these rights is knowing and voluntary. Pevehouse and the Company agree that this waiver and release do not apply to any rights or claims that may arise under ADEA after the date this Agreement is signed.

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         11.      Time to Consider; Revocation Period; Effective Date. In
accordance with the federal Older Workers Benefit Protection Act of 1990, and any amendments thereto, Pevehouse represents and acknowledges that she has been made aware of the following: (a) she has the right to consult with an attorney before signing this Agreement and agreeing to the release set forth herein (the "Release" for purposes of this paragraph only); (b) she has twenty-one (21) days from delivery of this Agreement to consider this Release; and (c) she has seven
(7) days after signing this Release to revoke it. Such revocation shall be made by means of a writing sent to Confidentiality of Information and Inventions Agreement. This Release shall not be effective or enforceable, and no payment will be made pursuant hereto, until such revocation period has expired ("Effective Date").

         Pevehouse further understands that the Effective Date of this Agreement shall be the eighth (8th) day after she has signed it, provided that she has delivered it to the Company and she has not revoked it during the seven (7) days after she signed it.

         12. Confidentiality. Except as may otherwise be required, in a Party's good faith judgment following consultation with legal counsel, by applicable law, rule, regulation or order, or as required by any governmental agency or tribunal, the Parties agree to maintain in complete confidence the contents and terms of this Agreement, and to disclose the contents and terms of this Agreement only to those employees of the Company, those members of Pevehouse's immediate family and those attorneys, accountants, tribunals and governmental entities who have a reasonable need to know the contents and terms of this Agreement, or to third parties considering a potential transaction with the Company in connection with their "due diligence" pursuant to a customary confidentiality agreement.

         13. No Pending or Future Lawsuits. The Parties represent to each other that they have no lawsuits, claims, or actions pending in their name, or on behalf of any other person or entity, against each other or any other person or entity referred to herein. The Parties also represent to each other that as of the date of this Agreement, they do not have any basis for and do not intend to bring any claims on their behalf or on behalf of any other person or entity against each other or any other person or entity referred to herein.

         14. No Prior Assignments. Pevehouse hereby represents and warrants that she has not assigned or transferred, or purported to assign or transfer, to any third person or entity any claim, right, liability, demand, obligation, expense, action or causes of action being waived or released pursuant to this Agreement.

         15. Non-Disparagement. Pevehouse agrees not to make any derogatory statements about the Company or any of its current or former agents, attorneys, representatives, employees, officers, directors, successors, predecessors, assigns, parent corporations, subsidiaries, or affiliated companies, and the Company agrees to direct its directors and officers not to make any derogatory statements about Pevehouse.

         16. Restrictive Covenants. Pevehouse acknowledges that the Company has invested substantial time, money and resources in the development and retention of its inventions, confidential information (including trade secrets), customers, accounts and business partners, and further acknowledges that during the course of her employment with the Company, she has had and will continue to have access

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to the Company's inventions and confidential information (including trade secrets), and has been introduced to existing and prospective customers, accounts and business partners of the Company. Pevehouse acknowledges and agrees that any and all "goodwill" associated with any existing or prospective customer, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between Pevehouse and any existing or prospective customers, accounts or business partners. Pevehouse further acknowledges that the Company has operations and conducts business on a global scale.

         In recognition of this, Pevehouse covenants and agrees that during her employment with the Company and for a period of two (2) years following the Termination Date, she will not (without the prior written consent of the Board of Directors of the Company): (i) participate in any capacity (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) with any of the six companies listed on Exhibit C hereto; (ii) entice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company; or (iii) directly or indirectly, entice, solicit or encourage any client, customer, prospective client or customer, vendor, strategic partner or business associate of the Company to cease doing business with the Company, reduce its relationship with the Company or refrain from establishing or expanding a relationship with the Company. Pevehouse agrees that the Company may suffer irreparable harm should she breach this Section 16, and therefore agrees that the Company may seek and obtain injunctive relief as a remedy for any such breach by her.

         17. No Admission. Nothing contained in this Agreement shall constitute, be construed or be treated as an admission of liability or wrongdoing by the Company or any of its current or former agents, attorneys, representatives, employees, officers, directors, successors, predecessors, assigns, parent corporations, subsidiaries, or affiliated companies.

         18. Results of Negotiation; Knowing and Voluntary Execution. The Parties hereby acknowledge that this Agreement is the results of negotiation between them, and that each has read and understands the foregoing Agreement and that each affixes their respective signature to this Agreement knowingly, voluntarily and without coercion.

         19. Entire Agreement. The Parties hereby acknowledge and agree that no promises or representations were or are made which do not appear written in this Agreement, that this Agreement, as well as the Option Plan, Stock Agreements and the Confidentiality of Information and Inventions Agreement contain the entire agreement between Pevehouse and the Company, and that neither is relying on any representation or promise that does not appear in this Agreement.

         20. Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Pevehouse and by an authorized officer of the Company.

         21. Governing Law. The construction, interpretation and enforcement of this Agreement shall be governed by the internal laws of the State of California applicable to contracts made and to be performed wholly within such state, without regard to the conflict of laws rules of any jurisdiction.

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         22.      Severability. The Parties hereby agree that if any provision, or portion thereof, of this Agreement shall for any reason be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of the Agreement shall not be affected thereby.

         23. Arbitration. Each Party agrees that any and all disputes which arise out of or relate to this Agreement or any of the subjects hereof shall be resolved through final and binding arbitration. Such arbitration shall be in lieu of any trial before a judge and/or jury, and the Parties expressly waive all rights to have such disputes resolved via trial before a judge and/or jury. Such disputes shall include, without limitation, claims for breach of contract or of the covenant of good faith and fair dealing, claims of discrimination, claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Pevehouse's employment with the Company or its termination. The only claims not covered by this Agreement to arbitrate disputes are: (i) claims for benefits under the unemployment insurance benefits; (ii) claims for workers' compensation benefits under any of the Company's workers' compensation insurance policy or fund; (iii) claims the Company may have against Pevehouse for fraud, misappropriation of the Company's property or assets; willful misconduct in connection with a communication to any government agency or entity; any breach by Pevehouse of her fiduciary duties, or a breach of the Confidentiality of Information and Inventions Agreement; and (iv) any breach by Pevehouse of the covenants contained in Section 16 herein. With respect to such disputes, they shall not be subject to arbitration; rather, they will be resolved pursuant to applicable law.

         Binding arbitration will be conducted in Emeryville, CA in accordance with California Code of Civil Procedure section 1282, et seq., and the rules and regulations of the American Arbitration Association then in effect for resolution of commercial disputes. Each of the Parties will bear their own respective attorneys' fees and will equally share the cost of arbitration, although the arbitrator may award the prevailing party his/its reasonable attorneys' fees and costs of arbitration except that such fees and costs may not be recovered by the Company that result from the Company's defense against any claim by Pevehouse challenging the waiver, release and discharge of rights under the Age Discrimination in Employment Act.

         24. Attorneys Fees and Expenses. If an action is brought by either Party for breach of any provision of this Agreement, the non-breaching Party shall be entitled to recover all reasonable attorneys' fees and costs in defending or bringing such an action.

                  [Remainder of page left blank intentionally]

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         25.      Counterparts. This Agreement may be signed in counterpart
originals with the same force and effect as though a single original were executed.

Date: December 23, 2002                 /s/ Cynthia Pevehouse
                                        ----------------------------
                                        Cynthia Pevehouse

                                   Ask Jeeves, Inc.:

Date: December 23, 2002            By:  /s/ Glen C. Sunnergren
                                        ----------------------------
                                        Name: Glen C. Sunnergren
                                        Title: VP, Human Resources

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